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                              HEADS OF AGREEMENT


Through the agency of this private instrument herein called HEADS OF AGREEMENT, efforts are systemized aiming at the incorporation of a joint venture between the companies ahead designated and qualified:

IgX Corp., a company lawfully incorporated pursuant to the laws of the State of Delaware, United States of America, with it main office and venue at One Springfield Avenue, City of Summit, State of New Jersey, zip code 07901, United States of America, hereinafter simply called IgX, hereby represented by its President-Director (Chairman), Mr. Albert Joseph Henry, an American citizen, divorced, an industrialist, bearer of the US passport no. CA 033134956, by his lawful attorney to be qualified and by the Executive Vice President Director, Carroll W. Allen, an American citizen, divorced, an industrialist, bearer of the US passport no. 110316617, both domiciled at the same above address;

Laboratorios Sintofarma S.A., a company incorporate pursuant to the laws of the Federative Republic of Brazil, NIRC No. 035.300.019.491, General Taxpayer's Registry with the Ministry of Finance under No. 60.499.639/0001-95, State Registry under No. 675.025.725.111, with a head office and venue at Rua Salvador Branco de Andrade no. 93, Jardim Sao Miguel, city and Region of Taboao da Serra, CEP-06760-100, Federate State of Sao Paulo, Federative Republic of Brazil, hereinafter simply called Sintofarma, hereby represented pursuant to its articles of association by its President-Director, Mr. Jose Fernando Leme Megalhaes, Brazilian, married, a chemist, Individual Taxpayer's Registry under No. 066.356.848-08, bearer of the identity card number RG 8.832.136-8, domiciled at the same above address, and by its Vice-President Director, Mr. Luis Felipe Gontier, Brazilian, married, an industry officer, Individual Taxpayer's Registry under No. 134,869.468-89, bearer of the identity card number RG 11.658.447-6, domiciled at the same above address, hereinafter both companies to be generally named the undersigned, what they enter into to the best form required by law and pursuant to the following clauses and conditions:

                     I. OBJECT OF THESE HEADS OF AGREEMENT

1. The undersigned decide in mutual consent to enter into the present HEADS OF AGREEMENT, aiming at disciplining and integrating the procedures required for implantation of a joint venture, by means of the incorporation of one or more companies, with their equity interest wholly-owned by each one of them, in association of one undersigned with the other, with fully-owned and or third-party owned associated companies.

2. The joint venture company is to be provisionally named IgX/Sintofarma until both undersigned define the ultimate corporate name of each of the companies.

3. The joint venture object is to grant the use of IgX's technology by Sintofarma for the

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         production of products developed by IgX, either pending or already patented, rendering of technical and scientific assistance that provide Sintofarma with the means for the development and production of new products comprised by the chemical-pharmaceutical and biotechnology sectors.

         First Paragraph - The use of this technology will be accomplished at IgX's option, inspection and management, be it upon the provision of studies and scientific research results, either patented or not, be it by the provision of research-oriented labor with a goal at the development of new products.

         Second Paragraph - (Confidentiality) The undersigned shall keep the secrets of developed processes, be it at a scientific, technical and or commercial level, being it understood that the patents shall always be registered on IgX's name, except for the possibility of a different decision that excludes some particular product.

         Third Paragraph - Sintofarma will be in charge of the production and marketing in the Brazilian territory of the products developed by IgX, as well as their exportations to any and all countries, upon IgX's prior approval.

         Fourth Paragraph - (Disclosure) - The disclosure of this instrument depends on the undersigned's previous, joint and written approval.

         Fifth Paragraph - The effectiveness of this instrument is subject to the reciprocal compliance with the obligations undertaken and the import and export laws in force.

                     II. PRODUCTS: DEVELOPMENT AND PATENTS

The undersigned will initially conduct studies, experiments and scientific and clinical assays towards the development and fabrication of the products ahead specified, what they will carry out in bulk, semi-finished, finished or for export, all in accordance with the rules set forth in the subsequent clauses, being it understood that all operating expenses will be borne by Sintofarma once it will not be required to effect prior payment for the manufacturing license.

                WITH RESPECT TO THE C. PARVUM AND C. DIFFICILE

4.1. Disease incidence work during 1 (one) year upon the use of a protocol used by both IgX and its advisors, by using at this instance a diagnosis kit made by Genzyme and supplied by IgX, free of charge, to the oncoming joint venture or to Sintofarma.

4.2. Phase I/II clinical work (if required), and or a Phase III work on children and sucklings with normal immunity, and a Phase III work on adults (a pathology caused by the organism Cristoporum parvum), in accordance with the rules set forth by the Food and Drugs Administration - FDA, an entity with jurisdiction under the United States Government;

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4.3.     Part of an international Phase III clinical study on the pathology caused by the organism Clostridium difficile;

4.4. Part of the International Phase III clinical study on the disease caused by the organism Helicobacter pylori, in the peptic ulcer;

4.5. All studies, clinical and scientific works resulting from this instrument will be both IgX's and Sintofarma's joint property, not being allowed their use by third parties without the undersigned's express and joint consent. Such consent will be not withheld without strong commercial and equity reasons.

5. IgX will develop the protocols for the foregoing mentioned clinical works, by providing the materials necessary for their performance and allowing Sintofarma, upon proper technology transfer and technical assistance, the means necessary for the manufacture of the products mentioned and described in the foregoing clause (4), be it directly from its main office (headquarters), or, whether it elects, from associated or wholly-owned companies, already incorporated or under incorporation, with headquarters in Brazil or in any other country.

         Sole Paragraph - Upon the non-performance of the purposes provided for in this instrument, Sintofarma shall return to IgX, and this to the former, all studies and materials already made available.

6. The undersigned agree that the costs referring to the operating expenses, study, experience and clinical assay and scientific expenses will be authorized and approved in advance by Sintofarma, which will do it on a timely basis, waiving any refusal without express technical and or legal reasons.

                         III. ON THE TERMS OF PAYMENT

7. No licensing down payments will be required for the products addressed to the pathologies caused by the Cristoporum parvum and Clostridium difficile, such products already developed by IgX. However, the payments will be negotiated in accordance with the subsequent clause, for each new developed product, as soon as the same is taken out for registration with the competent authorities in the country of origin or first registration (IND).

8. For each new product developed by IgX, Sintofarma shall pay the associated, wholly-owned subsidiary companies which are appointed or to IgX itself, as royalties, technical assistance, scientific support and personnel, a percentage on the net sales amount, that will be 10%
         (ten) percent at least and not exceeding 16.6% (sixteen wholes and six tenths percent).

         Sole Paragraph - The undersigned define as NET SALES AMOUNT the final proceeds resulting from the gross sales amount net of the entries ahead mentioned:

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         a)       Freight expenses, inclusively insurance;
         b) Tributes of all kinds, charges, contributions and or taxes levied on the licensed product sales;
         c) Routine discounts based on acquired volumes, or eventual allowances resulting in financial set offs;
         d) Credits for returns or price reductions arising out of bidding process or allowances granted to special customers;
         e) Allowances granted to government entities, inclusively military organizations.

                        IV. PROCEDURES FOR REGISTRATION

9. The undersigned jointly and severally, but by mutual consent, will enter upon procedures for development of the manufactured products market, securing in this way the registration of same with the proper authorities and their successful marketing.

                       V. BRANDS, REGISTRIES AND PATENTS

10. Title to the brands will be shared by the undersigned in the territorial space set forth in clause three (3), of PARAGRAPH THREE and, pursuant to the Brazilian legislation, the registries with the Ministry of Health will be applied on Sintofarma's behalf.

         SOLE PARAGRAPH - In case the marketing of any product is not successful in one or more countries among those mentioned, it is promptly assured to IgX the direct marketing from the headquarters of any associated or fully-owned company, regardless of encumbrances of any kind for any of the undersigned.

                     VI. ADVISORY AND COORDINATING COUNCIL

11. The undersigned will cause an ADVISORY AND COORDINATING COUNCIL to be constituted, each one appointing the same number of representatives, residing or not in Brazil, with or without compensation, that will meet from time to time, in accordance with a calendar they will cause to be prepared, aiming at supervising the purposes of this instrument and others that may be entered into, following up the bureaucratic negotiations in regard to the product registrations, clinical works, marketing and distribution of products.

                         VII. CHANGE IN EQUITY HOLDING

12. In case the equity holding of any or both of the undersigned takes place, be it by direct negotiation, partial or total assignment of stocks, even whether arising out of an hostile bid, the present HEADS OF AGREEMENT will immediately result rescinded, regardless of a prior judicial or extrajudicial notification, opportunity at which an undersigned will not claim on the other any kind of indemnification under whatever pretense.

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                 VIII. DEFENSE OF PROCESSES, PATENTS AND TERMS

13. In case of any damage to the rights pertaining to the processes, products and registered patents, as well as to other inherent rights, under or arising out of these HEADS OF AGREEMENT, either in Brazil or in any other country in the territorial space as established, the undersigned will upon a mutual consent, set forth the most adequate approach for defense of their interests.

14. This instrument will be effective as of the current date up to the expiration of the last patent, product or processes developed by IgX or by the joint venture.

                               IX. MANUFACTURING

15. Products manufacture will be carried out by a company jointly incorporated by the undersigned (IgX/Sintofarma joint venture), in which IgX will have a 40% (forty percent) equity interest, being 60% (sixty percent) interest granted to Sintofarma, and that will adopt the following procedures with priority:

         a) contracting of eggs production in poultry farms specifically engaged in such business;
         b) IgX will supply to the company so incorporated into a joint venture, upon payment and refund of products and services, the antibodies (this should be changed to antigens as per the original Portuguese language)for the birds inoculation, being the latter inoculated by IgX technical team whenever it is needed;
         c) Transformation of egg yolks into a bulk active product, in compliance with the quality rules and processes approved and established by the Food and Drugs Administration - FDA;
         d) Active products will be sold to Sintofarma for the production of finished and semi-finished products for exportation, upon a price that will be set forth by the undersigned in mutual consent;
         e) Where needed and technically advisable, some services and components can be severally provided by any of the undersigned, being the resulting remuneration previously set forth in mutual consent in accordance with the pharmaceutical industry routine practices and included into the production costs.

16. The company that will implement the IgX/Sintofarma joint venture will be incorporated in compliance with the Brazilian laws, in Brazil, with the equity interests already established in the foregoing clause, being it allowed to apply for loans, fiscal and credit incentives, government or not, be it arising out of the activities committed to the research, manufacture, be it out of the incentive to the exportation of high technology products.

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                                X. COURT OF LAW

17. The Soa Paulo Central District Court, in the Federate State of Sao Paulo, is elected as the competent court for the settlement of doubts and interpretation of this instrument, and the undersigned waive all other courts, no matter how privileged they may be, resolving the parties, in full and joint agreement to vest in the same legal status to the original Portuguese rendition and to the public sworn translation into English. Now, therefore, for being lawfully bound and agreed, they enter into the present HEADS OF AGREEMENT in 5
         (five) counterparts for a sole purpose, in the presence of the undersigned and qualified witnesses.

                        Sao Paulo, SP, August 6th, 1998

                                IgX Corporation

                               Carroll W. Allen

                 Vice President Executive Director by himself

                          And by Albert Joseph Henry

                              President Director

                         Laboratorios Sintofarma S.A.

                         Jose Fernando Leme Magalhaes

                              President Director

                              Luis Felipe Gontier

                            Vice President Director

                           Jorge Horacio Alessandri

               Individual Taxpayer's Registry No. 985.140.677-53

                            RNE Registry: W636610-Y

                                    Witness

                           Daniele Remoaldo Pegoraro

               Individual Taxpayer's Rgistry No. 174.342.558-97


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                    Razilian Bar Association/SP No. 153887


                                    Witness

                       OK: Adeodato Argelo Gomes Dantas

                   Brazilian Bar Association/RJ No. 1,151-B

                (C: SP IgX Limited/. Protocol/ August 2nd 1998)

                       Adeodato Gomes - Attorney at law

                 Rua Colombia, no. 549, Quitandinha, 22650-040

                      Petropolis, Rio de Janeiro, Brazil

             Phone No.: (024) 243-9541 - Facsimile: (024) 231-1705

                        Cell Phone No.: (021) 9972-3109

                            E-mail:adantas@ibm.net

       Translator's remarks: The document is duly signed and initialed.


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